As filed with the Securities and Exchange Commission on June 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	6140 Stoneridge Mall Road Suite 590 Pleasanton, California 94588	94-2657368
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

Registrant’s telephone number including area code: (925) 460-3600

THE COOPER COMPANIES, INC. AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS

THE COOPER COMPANIES, INC. AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

(Full Titles of the Plans)

CAROL R. KAUFMAN Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer THE COOPER COMPANIES, INC. 6140 Stoneridge Mall Road, Suite 590 Pleasanton, CA 94588 (925) 460-3600	Copies to: Christopher L. Kaufman, ESQ. LATHAM & WATKINS LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non- Accelerated Filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.10 par value per share, issuable under The Cooper Companies, Inc. Amended and Restated 2006 Long-Term Incentive Plan for Non-Employee Directors (1)	300,000	$73.79 (4)	$22,137,000 (4)	$2,570.11 (4)
Common Stock, $0.10 par value per share, issuable under The Cooper Companies, Inc. Amended and Restated 2007 Long-Term Incentive Plan (2)	1,530,000	$73.79 (4)	$112,898,700 (4)	$13,107.54 (4)
Preferred Stock Purchase Right	915,000	(5)	(5)	(5)

(1)	The Cooper Companies, Inc. 2006 Amended and Restated Long-Term Incentive Plan for Non-Employee Directors (the “2006 Plan”) authorizes the issuance of a maximum of 950,000 shares of common stock, of which 300,000 shares are being registered hereunder.
(2)	The Cooper Companies, Inc. 2007 Amended and Restated Long-Term Incentive Plan (the “2007 Plan”) authorizes the issuance of a maximum of 5,230,000 shares of common stock, of which 1,530,000 shares are being registered hereunder.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities which may become issuable under the 2006 Plan and the 2007 Plan as a result of any stock dividend, stock split, recapitalization or similar transaction effected without The Cooper Companies, Inc.’s receipt of consideration. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(4)	Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, the prices stated above are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low market prices for the shares of common stock, par value $0.10 per share (the “Common Stock”), reported on the New York Stock Exchange on May 26, 2011 ($73.79).
(5)	Attached to and trading with each share of Common Stock is one half of a right. Each one half of a right entitles the holder, under the circumstances set forth in the Amended and Restated Rights Agreement, dated as of October 29, 2007, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, to purchase 1/200 of a share of Series A Junior Participating Preferred Stock. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2006, Registration File No. 333-133720, The Cooper Companies, Inc., a Delaware corporation (the “Company”), registered 650,000 shares of common stock, par value $0.10 per share (the “Common Stock”), reserved for issuance from time to time in connection with the Company’s 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Plan”). By a Registration Statement on Form S-8 filed with the Commission on May 29, 2007, Registration File No. 333-143338, the Company registered 2,700,000 shares of Common Stock reserved for issuance from time to time in connection with the Company’s 2007 Long-Term Incentive Plan (the “2007 Plan”). By a Registration Statement on Form S-8 filed with the Commission on April 29, 2009, Registration File No. 333-158892, the Company registered an additional 1,000,000 shares issuable under the 2007 Plan. Under this Registration Statement, the Company is registering an additional 300,000 shares of Common Stock issuable under the 2006 Plan, an additional 1,530,000 shares of the Common Stock issuable under the 2007 Plan and the 915,000 Preferred Stock Purchase Rights associated with such shares of Common Stock.

The contents of the Registration Statement File Nos. 333-133720, 333-143338 and 333-158892 are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is not filing or including in this Form S-8 the information called for in Part I of the Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, The Cooper Companies, Inc. is sometimes referred to as the “Company,” the “registrant,” “we,” “us” or “our.”

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, filed on December 17, 2010;

(b)	Our Definitive Proxy Statement on Schedule 14A and Revised Definitive Proxy Statement on Schedule 14A filed on February 1, 2011 and February 3, 2011, respectively;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, filed on March 4, 2011;

(d)	Our Current Reports on Form 8-K filed on December 15, 2010, January 12, 2011, March 7, 2011 and March 22, 2011;

(e)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed October 28, 1983; and

(f)	The description of the Preferred Stock Purchase Rights contained in Amendment No. 1 to our Registration Statement on Form 8-A filed on November 15, 2007.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any information contained in any filing or any exhibit thereto that is furnished to the Commission but not filed with the Commission is not deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description of Document
4.1	Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 of our Form 8-K filed on January 13, 2006.

4.2	Amended and Restated By-Laws, The Cooper Companies, Inc., dated December 14, 2010, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 15, 2010.

4.3	Amended and Restated Rights Agreement, dated as of October 29, 2007, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on October 30, 2007.

4.4	Amended and Restated 2006 Long-Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc., incorporated by reference to Exhibit B to our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on March 16, 2011 filed on February 1, 2011.

4.5	Amended and Restated 2007 Long-Term Incentive Plan of The Cooper Companies, Inc., incorporated by reference to Exhibit A to our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on March 16, 2011 filed on February 1, 2011.

4.6	Form of Stock Certificate, filed as Exhibit 4.1 to our Registration Statement on Form S-4 filed on August 20, 2004.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, state of California, on this 2nd day of June, 2011.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert S. Weiss (Robert S. Weiss)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2011

/s/ A. Thomas Bender (A. Thomas Bender)	Chairman of the Board	June 2, 2011

/s/ Allan E. Rubenstein (Allan E. Rubenstein)	Vice Chairman of the Board and Lead Director	June 2, 2011

/s/ Eugene J. Midlock (Eugene J. Midlock)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2011

/s/ Rodney E. Folden (Rodney E. Folden)	Vice President and Corporate Controller (Principal Accounting Officer)	June 2, 2011

/s/ Michael H. Kalkstein (Michael H. Kalkstein)	Director	June 2, 2011

/s/ Jody S. Lindell (Jody S. Lindell)	Director	June 2, 2011

/s/ Donald Press (Donald Press)	Director	June 2, 2011

/s/ Steven Rosenberg (Steven Rosenberg)	Director	June 2, 2011

/s/ Stanley Zinberg (Stanley Zinberg, M.D.)	Director	June 2, 2011

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 of our Form 8-K filed on January 13, 2006.

4.2	Amended and Restated By-Laws, The Cooper Companies, Inc., dated December 14, 2010, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 15, 2010.

4.3	Amended and Restated Rights Agreement, dated as of October 29, 2007, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on October 30, 2007.

4.4	Amended and Restated 2006 Long-Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc., incorporated by reference to Exhibit B to our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on March 16, 2011 filed on February 1, 2011.

4.5	Amended and Restated 2007 Long-Term Incentive Plan of The Cooper Companies, Inc., incorporated by reference to Exhibit A to our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on March 16, 2011 filed on February 1, 2011.

4.6	Form of Stock Certificate, filed as Exhibit 4.1 to our Registration Statement on Form S-4 filed on August 20, 2004.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).